                                                                   EXHIBIT 12.01

CITIGROUP INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In millions of dollars)

                                                                     YEAR ENDED DECEMBER 31,
                                                    -------------------------------------------------------
EXCLUDING INTEREST ON DEPOSITS:                      2002(2)  2001(2)  2000(1)(2)  1999(1)(2)   1998(1)(2)
                                                    --------  -------  ----------  ----------   -----------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                       $12,659   $20,090  $23,072     $17,687      $18,971
     INTEREST FACTOR IN RENT EXPENSE                    451       444      416         292          417
                                                    -------   -------  -------     -------      -------

        TOTAL FIXED CHARGES                         $13,110   $20,534  $23,488     $17,979      $19,388
                                                    =======   =======  =======     =======      =======

INCOME:
     INCOME FROM CONTINUING OPERATIONS
        BEFORE TAXES, MINORITY INTEREST AND
        CUMULATIVE EFFECT OF ACCOUNTING CHANGES     $20,537   $20,519  $19,297     $16,247      $ 9,271
     FIXED CHARGES                                   13,110    20,534   23,488      17,979       19,388
                                                    -------   -------  -------     -------      -------

        TOTAL INCOME                                $33,647   $41,053  $42,785     $34,226      $28,659
                                                    =======   =======  =======     =======      =======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                    2.57      2.00     1.82        1.90         1.48
                                                    =======   =======  =======     =======      =======

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                               $21,248   $31,793  $36,459     $28,498      $30,531
     INTEREST FACTOR IN RENT EXPENSE                    451       444      416         292          417
                                                    -------   -------  -------     -------      -------
        TOTAL FIXED CHARGES                         $21,699   $32,237  $36,875     $28,790      $30,948
                                                    =======   =======  =======     =======      =======

INCOME:
     INCOME FROM CONTINUING OPERATIONS
        BEFORE TAXES, MINORITY INTEREST AND
        CUMULATIVE EFFECT OF ACCOUNTING CHANGES     $20,537   $20,519  $19,297     $16,247      $ 9,271
     FIXED CHARGES                                   21,699    32,237   36,875      28,790       30,948
                                                    -------   -------  -------     -------      -------
        TOTAL INCOME                                $42,236   $52,756  $56,172     $45,037      $40,219
                                                    =======   =======  =======     =======      =======

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                    1.95      1.64     1.52        1.56         1.30
                                                    =======   =======  =======     =======      =======


Note :
(1) On November 30, 2000, Citigroup Inc. completed its acquisition of Associates First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests.
(2) On August 20, 2002, Citigroup completed the distribution to its stockholders of a majority portion of its remaining ownership interest in Travelers Property Casualty Corp. (TPC) (an indirect wholly-owned subsidiary of Citigroup on December 31, 2001). Following the distribution, Citigroup began reporting TPC separately as discontinued operations in the Company's Consolidated Statement of Income. The calculation of the ratio of income to fixed charges excludes discontinued operations. Prior periods have been restated on a comparable basis.